Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-272930) and Form S-8 (Nos. 333-249323, 333-263276, 333-270703, and 333-277665) of LENSAR Inc. of our report dated February 27, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
February 27, 2025]